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SAUER DANFOSS

FOR IMMEDIATE RELEASE
FEBRUARY 22, 2001

             SAUER-DANFOSS INC. REPORTS STRONG FOURTH QUARTER SALES
                                  AND EARNINGS

                - COMPANY EXCEEDS FOURTH QUARTER EARNINGS TARGET
                - OUTLOOK FOR 2001 EXCEEDS PERFORMANCE IN 2000


AMES, IOWA, USA, FEBRUARY 22, 2001-SAUER-DANFOSS INC. (NYSE: SHS; FSE: SAR) today announced its financial results for the fourth quarter and twelve months ended December 31, 2000. The financial statements for both the 2000 fourth quarter and twelve months include the operations of Danfoss Fluid Power A/S, which was acquired on May 3, 2000, in a transaction using the purchase method of accounting.

Net income for the fourth quarter 2000, excluding one-time merger-related costs, totaled $4.3 million, or $0.10 per share, compared with a net loss for the fourth quarter 1999 of $1.4 million, or $0.05 per share. The fourth quarter 2000 amounts do not reflect $0.03 per share of one-time merger-related costs. Reported net income for the fourth quarter 2000 was $3.3 million, or $0.07 per share. Danfoss Fluid Power contributed $0.10 per share to earnings.

Net sales for the quarter were $195.9 million, up 65.6 percent from 1999 net sales of $118.3 million. On a comparable basis, excluding the operations of Danfoss Fluid Power, net sales were up 8.5 percent in local currency, and at $123.8 million, up 4.7 percent as reported in U.S. dollars.

Klaus H. Murmann, Chairman, commented, "Our fourth quarter earnings were outstanding and exceeded our expectations. In particular, we are pleased with the strong results in our European operations, which were led by the strength of our business in Nordborg, Denmark. Our sales growth was also strong, although it was tempered by the impact of our slowing markets. Following two consecutive quarters of double-digit sales growth, we reported a revenue increase of 8.5 percent in the fourth quarter."

On a comparable basis, excluding Danfoss Fluid Power, fourth quarter 2000 sales for the turf care market were up 8.9 percent, agricultural market sales were up 17.1 percent, the specialty vehicle market was up 14.3 percent, and the construction market was up 7.5 percent. Distribution and aftermarket sales were down 1.5 percent and road building sales were down by 16.2 percent.

On a comparable basis, total backlog at the end of the fourth quarter 2000 was up 13.2 percent in local currency, and at $279.6 million, up 10.8 percent from last year's level of $252.4 million, as reported in U.S. dollars. Orders received for the fourth quarter were up 12.2 percent over the same period last year in local currency, and in U.S. dollars up by 10.0 percent at $157.1 million.

"Our markets continue to show mixed results," stated Murmann. "Our turf care, agricultural and specialty vehicle markets recorded strong sales growth during the year, while our sales into the road building market have been down all year. Construction market sales were mixed throughout the year and

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reported an increase in the fourth quarter. However, the rate of the sales growth has slowed compared to the sales increase in the first two quarters of this year."

Murmann continued, "Both orders for the quarter and our year-end backlogs were strong. However, the orders reflect the impact of especially strong orders received by our Hydro-Gear operations, which serves the consumer turf care market. These orders can vary significantly from month to month, and as a result, quarter-over-quarter comparisons may not fairly reflect the trends in orders. When viewed over a more representative period, orders for the consumer turf care market were level with the prior year. Adjusted for this, orders received are down approximately 5.0 percent for the quarter and backlogs are level with the prior year."

TWELVE MONTH REVIEW

Net income for full year 2000, excluding one-time merger-related costs and gains, totaled $35.7 million, or $0.91 per share, compared with net income for full year 1999 of $18.1 million, or $0.67 per share. The full year 2000 amounts do not reflect $0.22 per share of one-time merger-related costs and gains. Reported net income for full year 2000 was $26.9 million, or $0.69 per share. Danfoss Fluid Power contributed $0.11 per share to earnings.

Cash flow from operations was $81.7 million, up 5.0 percent from 1999 cash flow of $77.8 million.

Net sales for full year 2000 were $782.5 million, up 46.4 percent from 1999 net sales of $534.4 million. On a comparable basis, net sales were up 12.6 percent in local currency, and at $579.6 million, up 8.5 percent from 1999 as reported in U.S. dollars. Orders received for full year 2000, on a comparable basis, were up 22.1 percent in local currency, and at $606.8 million, up 15.6 percent over the same period last year as reported in U.S. dollars.

SEGMENT RESULTS

North American fourth quarter 2000 net sales were $104.5 million, an increase of 37.3 percent from 1999 net sales of $76.1 million, or an increase of 10.2 percent on a comparable basis. Net income for North America for the fourth quarter 2000 was a net loss of $1.9 million compared with a net loss of $1.1 million for 1999. On a comparable basis, 2000 net income was a loss of $0.9 million. Total backlog at the end of the fourth quarter 2000, on a comparable basis, was $200.0 million, up 16.3 percent from last year's level of $172.0 million. Orders received for the fourth quarter were $113.4 million, an increase of 16.3 percent over the same period last year.

European fourth quarter 2000 net sales were $90.2 million, or 120 percent above 1999 net sales of $41.0 million. On a comparable basis, net sales were up 5.6 percent in local currency, but down 5.9 percent as reported in U.S. dollars. Net income for Europe for the fourth quarter 2000 was $5.1 million compared with a loss of $0.4 million for 1999. On a comparable basis, 2000 net income was $0.5 million. Total backlog at the end of the fourth quarter 2000, on a comparable basis, was up 5.9 percent in local currency, and at $77.1 million, down 0.9 percent from last year's level of $77.8 million, as reported in U.S. dollars. Orders received for the fourth quarter were up 1.1 percent in local currency on the same period last year, but down 5.4 percent to $41.3 million, as reported in U.S. dollars.

East Asia fourth quarter 2000 net sales were $8.3 million, an increase of
167.7 percent over 1999 sales of $3.1 million, but a decrease of 6.4 percent on a comparable basis.

"Our European performance was particularly strong," stated Murmann. "In addition to the solid results in Nordborg, our German operations continue to show improved results. We initiated several cost-cutting


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measures in Germany over the past several years, and we are pleased to see a demonstrated improvement in profitability. Of note, we have been moving some of our manufacturing out of Germany and into Slovakia, where manufacturing costs are significantly lower."

UPDATE ON DANFOSS FLUID POWER INTEGRATION

David L. Pfeifle, President and Chief Executive Officer, reported, "We are very pleased with the smooth integration of Danfoss Fluid Power in 2000. As we begin the year 2001, the Company's restructuring plans are now substantially completed. During 2000, we successfully completed the closing of our Newtown, Pennsylvania, valve operations and moved the operations into our Easley, South Carolina, valve plant. The closing and move of our Racine, Wisconsin, open-circuit operations is scheduled for completion by the end of the first quarter, with only one product line remaining to be moved. Both plant closings enable Sauer-Danfoss to leverage the synergies of the combined company and improve the efficiency of our operations. In Europe, the physical and legal integration of our sales companies has been completed, with the exception of Spain and Belgium where expanded sales offices are being completed in 2001."

ACQUISITION ACTIVITIES

"As part of our strategy to broaden our product line and strengthen our market share through selective acquisitions and strategic alliances, we completed a number of transactions over the past three months," commented Pfeifle. "Our purchase of Compact Controls, a U.S.-based manufacturer of hydraulic cartridge valves and HIC manifolds, was completed in January of this year. The acquisition strengthens our ability to provide complete hydraulic systems to our customer base and increases our presence in the large and growing valve market.

"Our acquisitions of ICT in the UK and Italdigit in Italy provide the Company with added sales, engineering, and manufacturing strength to grow its market share in the rapidly growing European electrohydraulics market. Further, we recently announced a joint venture with Topcon Laser Systems, forming TSD Integrated Controls ("TSD"). TSD will focus exclusively on the development and marketing of electronic systems used to control the work functions of mobile equipment. All three transactions serve to advance Sauer-Danfoss' leadership position in combining electronics with hydraulics. Finally, the announcement of our intention to purchase Dantal, a distributor of our products in India, will enhance our ability to serve our customers globally."

2001 OUTLOOK

Commenting on the outlook for 2001, Pfeifle stated, "As we moved through the fourth quarter we began to see the effect of a slowdown in the U.S. economy on our incoming orders and sales. At Sauer-Danfoss, throughout 2000, sales into the road building market were below prior year levels and sales into the construction market, while up for the fourth quarter, are beginning to slow. Although our business in Europe remains strong, we are cautious about the outlook for the year due to the concern that a prolonged economic slowdown in the U.S. may curb the growth of European economies.

"On a positive note, the synergies and cost savings from our Danfoss Fluid Power merger and the new program wins with our customers continue to drive growth in a challenging market. Additionally, Sauer-Danfoss completed the year with a strong financial position. Sauer-Danfoss is a leader in the large, growing mobile hydraulics market and is well positioned for growth in 2001. However, based on the anticipated challenging market conditions ahead, our outlook has changed considerably in the last few months."

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2001 Full Year Expectations:
      - Sales of $910 to $940 million, an increase of 3.0 to 5.0 percent on comparable 2000 sales.
      -   Effective income tax rate of approximately 39 percent.
      -   Outstanding shares of 45.3 million.
      - Net income per share of $1.00 to $1.05, compared to ongoing net income of $0.91 for 2000.
      -   Capital expenditures of $70 to $80 million.
      -   Depreciation and amortization expense of $60 to $70 million.
      -   Cash dividends of approximately $13 million.

First Quarter 2001 Expectations:
      - Sales of $240 to $250 million, essentially level with comparable 2000 sales.
      - Net income per share of $0.29 to $0.32, compared to net income $0.30 for 2000.

Sauer-Danfoss Inc. is a worldwide leader in the design, manufacture and sale of engineered hydraulic systems and components for use primarily in applications of off-highway mobile equipment. Sauer-Danfoss, with approximately 7,000 employees worldwide and sales of about $950 million, has manufacturing and engineering capabilities in Europe, the United States and China, and principal business centers in Ames, Iowa; Neumunster, Germany; and Nordborg, Denmark. More details online at www.sauer-danfoss.com.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS", STATEMENTS REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS, BUT RATHER ARE SUBJECT TO RISKS AND UNCERTAINTIES. ALL STATEMENTS REGARDING FUTURE PERFORMANCE, GROWTH, SALES AND EARNINGS PROJECTIONS, CONDITIONS OR DEVELOPMENTS ARE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE BASED ON CURRENT FINANCIAL AND ECONOMIC CONDITIONS AND RELY HEAVILY ON THE COMPANY'S INTERPRETATIONS OF WHAT IT CONSIDERS KEY ECONOMIC ASSUMPTIONS. ACTUAL FUTURE RESULTS MAY DIFFER MATERIALLY DEPENDING ON A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, CHANGES IN: GLOBAL ECONOMIC FACTORS, INCLUDING FOREIGN CURRENCY MOVEMENTS AND DIFFICULTIES ENTERING NEW MARKETS; GENERAL ECONOMIC CONDITIONS, INCLUDING INTEREST RATES; SPECIFIC ECONOMIC CONDITIONS IN THE AGRICULTURE, CONSTRUCTION, ROAD BUILDING, TURF CARE AND SPECIALTY VEHICLE MARKETS AND THE IMPACT OF SUCH CONDITIONS ON THE COMPANY'S CUSTOMERS IN SUCH MARKETS; MAJOR CUSTOMERS' PRODUCT AND PROGRAM DEVELOPMENT PLANS AND THE COMPANY'S ROLE IN SUCH PLANS; BUSINESS RELATIONSHIPS WITH MAJOR CUSTOMERS AND SUPPLIERS; ENERGY PRICES; PRICING AND PRODUCT INITIATIVES AND OTHER ACTIONS TAKEN BY COMPETITORS; ABILITY OF SUPPLIERS TO PROVIDE MATERIALS AS NEEDED AND THE COMPANY'S ABILITY TO RECOVER ANY PRICE INCREASES FOR MATERIALS IN PRODUCT PRICING; LABOR RELATIONS; THE COMPANY'S EXECUTION OF INTERNAL PERFORMANCE PLANS; AND OTHER BUSINESS CONDITIONS. FURTHER INFORMATION CONCERNING THE COMPANY AND ITS BUSINESS, INCLUDING FACTORS THAT POTENTIALLY COULD MATERIALLY AFFECT THE COMPANY'S FINANCIAL RESULTS, IS INCLUDED IN THE COMPANY'S MOST RECENT QUARTERLY REPORT ON FORM 10-Q AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

FOR FURTHER INFORMATION PLEASE CONTACT:
SAUER-DANFOSS INC. - INVESTOR RELATIONS

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
KENNETH D. MCCUSKEY              Sauer-Danfoss Inc.           Phone:       (515) 239-6364
Vice President - Finance         2800 East 13th Street        Fax:         (515) 239-6443
                                 Ames, Iowa, USA 50010        kmccuskey@sauer-danfoss.com

JOHN N. LANGRICK                 Sauer-Danfoss Inc.           Phone:   +49-4321-871-190
Director of Finance - Europe     Krokamp 35                   Fax:     +49-4321-871-121
                                 D-24539 Neumunster           jlangrick@sauer-danfoss.com

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Internet:  http://www.sauer-danfoss.com


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CONDENSED CONSOLIDATED STATEMENT OF INCOME


                                                                   13 Weeks Ended                   Year Ended
Unaudited                                                   DECEMBER 31,    December 31,    DECEMBER 31,   December 31,
(Dollars in thousands except share and per share data)         2000            1999            2000           1999
--------------------------------------------------------------------------------------------------------------------------

NET
SALES                                                     $     195,920    $    118,253    $    782,537   $    534,382
Cost of sales                                                   148,366          96,254         581,526        408,450
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Gross profit                                                     47,554          21,999         201,011        125,932
Selling                                                          11,951           5,919          40,874         24,727
Research and development                                          6,992           6,162          29,874         23,311
Administrative                                                   15,471           9,829          57,302         33,655
Restructuring charges                                             2,255             -            11,232            -
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Total operating expenses                                         36,669          21,910         139,282         81,693
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INCOME FROM OPERATIONS                                           10,885              89          61,729         44,239
Nonoperating income (expenses):
   Interest expense, net                                        (3,312)         (2,164)        (11,194)        (8,566)
   Minority interest                                            (2,793)             175         (9,660)        (6,526)
   Other, net                                                       642              15           3,278           (88)
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Income (loss) before income taxes                                 5,422         (1,885)          44,153         29,059
Income taxes                                                    (2,123)             510        (17,228)       (10,939)
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NET INCOME (LOSS)                                         $       3,299    $    (1,375)    $     26,925   $     18,120
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NET INCOME (LOSS) PER SHARE:
Basic and diluted net income (loss) per common share      $        0.07    $     (0.05)    $       0.69   $       0.67
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Basic weighted average shares outstanding                    45,303,618      27,223,820      39,216,050     27,225,036
Diluted weighted average shares outstanding                  45,304,460      27,252,798      39,217,348     27,240,193
Cash dividends per common share                           $        0.07    $       0.07    $       0.28   $       0.28
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BUSINESS SEGMENT INFORMATION BY GEOGRAPHIC AREA

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

                                              13 Weeks Ended                  Year Ended
Unaudited                             DECEMBER 31,    December 31,    DECEMBER 31,    December 31,
(Dollars in thousands)                   2000            1999            2000            1999
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
NET SALES
   North America                      $  104,492      $   76,118      $  449,343     $  341,859
   Europe                                 90,230          40,966         327,410        186,806
   Other                                   1,198           1,169           5,784          5,717
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TOTAL                                 $  195,920      $  118,253      $  782,537     $  534,382
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NET INCOME (LOSS)
   North America                      $  (1,941)      $  (1,055)      $   12,449     $   17,021
   Europe                                  5,082           (368)          16,776          2,463
   Other                                     158              48         (2,300)        (1,364)
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TOTAL                                 $    3,299      $  (1,375)      $   26,925     $   18,120
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CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

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

                                                                                   Year Ended
Unaudited                                                                 DECEMBER 31,    December 31,
(Dollars in thousands)                                                       2000            1999
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
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                $   26,925     $    18,120
Depreciation and amortization                                                 53,338          35,538
Minority interest in income of consolidated companies                          9,660           6,526
Net change in receivables, inventories, and payables                        (13,724)           7,729
Other, net                                                                     5,522           9,873
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NET CASH PROVIDED BY OPERATING ACTIVITIES                                     81,721          77,786
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CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment                                  (67,931)        (57,149)
Payments for acquisitions, net of cash acquired                                5,386             -
Proceeds from sales of property, plant and equipment                             378             370
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NET CASH USED IN INVESTING ACTIVITIES                                       (62,167)        (56,779)
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CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) on notes payable and bank overdrafts              16,976        (18,395)
Net borrowings of long-term debt                                              12,411           9,867
Repurchase of common stock                                                   (5,722)            -
Cash dividends                                                              (11,440)         (7,673)
Distribution to minority interest partners                                   (6,819)         (6,739)
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NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                            5,406        (22,940)
-------------------------------------------------------------------------------------------------------
Effect of exchange rate changes                                              (5,267)         (1,897)
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Net increase (decrease) in cash and cash equivalents                          19,693         (3,830)
Cash and cash equivalents at beginning of year                                 5,061           8,891
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CASH AND CASH EQUIVALENTS AT END OF YEAR                                  $   24,754     $     5,061
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CONDENSED CONSOLIDATED BALANCE SHEET

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


Unaudited                                                                 DECEMBER 31,     December 31,
(Dollars in thousands)                                                       2000             1999
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
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                 $   24,754      $     5,061
Accounts receivable, net                                                     134,349           73,305
Inventories                                                                  146,584           73,977
Other current assets                                                           9,823            9,242
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TOTAL CURRENT ASSETS                                                         315,510          161,585
Property, plant and equipment, net                                           422,986          269,485
Other assets                                                                 102,467           11,445
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TOTAL ASSETS                                                              $  840,963      $   442,515
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LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Notes payable and bank overdrafts                                         $   42,902      $    19,312
Long-term debt due within one year                                             4,205            1,609
Accounts payable                                                              73,814           39,064
Other accrued liabilities                                                     67,978           30,285
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TOTAL CURRENT LIABILITIES                                                    188,899           90,270
Long-term debt                                                               198,632          110,934
Long-term pension liability                                                   29,828           31,342
Deferred income taxes                                                         25,956            5,448
Other liabilities                                                             25,398           20,008
Minority interest in net assets of consolidated companies                     29,853           33,761
Stockholders' equity                                                         342,397          150,752
------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $  840,963      $   442,515
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